INNOVATIVE DESIGNS, INC.

EXHIBIT 10.0

THIS NOTE AND THE SHARES OF COMMON STOCK ACQUIRABLE ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION SHALL BE SATISFACTORY TO THE BORROWER, THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$50,000	Pittsburgh, Pennsylvania
December 20, 2023

FOR VALUE RECEIVED, the undersigned, Innovative Designs, Inc., a Delaware Borrower (the “Borrower”), agrees and promises to pay to the Sol & Tina Waxman Foundation (the “Holder”) at 3241 Sterlingshire Drive, Las Vegas, NV 89146, or at such other place or places as the Holder may designate in writing, the principal amount of FIFTY THOUSAND Dollars ($50,000), with interest as provided, in legal tender of the United States of America, in immediately available funds, as follows:

(a)	The unpaid principal amount from time to time outstanding shall bear interest from this date until paid at a rate equal to the sum of 6% per year. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

(c)	The entire principal amount of this Note, together with accrued but unpaid interest, shall be due and payable on December 20, 2024.

(d)	The Borrower may at its option from time to time, at any time, prepay this Note in whole or in part on not less than 15 days written notice delivered to the Holder. Upon such prepayment, the Borrower shall also pay the interest accrued on that portion of principal so prepaid to the date of prepayment.

1.	Place and Manner of Payment. All sums due under this Note are payable not later than 12:00 P.M., Pittsburgh time, on the date such payment is due, in immediately available funds, without offset or setoff.

2.	Collateral. Borrower herby grant the Holder a security interest in One Hundred Thousand ($100,000) Dollars of Borrower’s inventory priced at cost (the “Collateral”). Borrower herby covenants to keep the Collateral in good condition.

3.       Events of Default; Consequences. In the event of the occurrence of an Event of Default (as defined) the Holder may declare the entire unpaid principal balance of this Note, together with interest accrued, immediately due and payable at the place of payment, without presentment, protest, notice or demand, all of which are expressly waived. The term “Event of Default” shall mean:

(a)	the failure to pay the principal or interest due under this Note within ten days after the day on which any such payment is due;

(b)	the Borrower shall make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail to generally pay its debts as they become due; an order, judgment or decree shall be entered for relief in respect of or adjudicating the Borrower or any of its subsidiaries bankrupt or insolvent; the Borrower or any of its subsidiaries shall petition or apply to any tribunal for the appointment of, or taking of possession by, a trustee, receiver, custodian, or liquidator or other similar official of the Borrower or any subsidiary or of any substantial part of any of their respective assets; the Borrower or any of its subsidiaries shall commence any proceeding relating to the Borrower or any subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed or any such proceeding is commenced against the Borrower or any of its subsidiaries and such petition, application or proceeding is not dismissed within 60 days;

INNOVATIVE DESIGNS, INC.

(c)	Any representation or warranty made by the Borrower herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Borrower to the Holder is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

3.       No Setoff, Etc. The obligations of the Borrower to pay the principal balance and interest due to the Holder shall be absolute and unconditional and the Borrower shall make such payment without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, setoff, recoupment, or counterclaim which the Borrower may have or assert against the Holder or any other person.

4.       Waiver of Presentment, Etc. The Borrower waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.

5.       Costs of Collection. The Borrower shall pay all costs and expenses of collection incurred by the Holder, including reasonable attorneys’ fees.

6.       Conversion.

(a)	Commencing on the date hereof , the Holder may at any time prior to 5:00 p.m., Pittsburgh time, on December 20, 2024, convert the principal amount of this Note or any portion of the original principal amount outstanding under this Note on the date of its initial issuance (unless such amount is the only amount then remaining outstanding under this Note in which event the conversion of the remaining principal amount then outstanding shall be permitted) into fully paid and nonassessable shares of the Borrowers restricted Common Stock, par value $.0001 per share (the “Common Stock”), on the basis of one share of such stock for each $ Twenty Cents ($.20) (the “Conversion Price”) in principal amount and any accrued but unpaid interest of this Note. Such conversion shall be effected by the surrender of this Note at the principal office of the Borrower (or such other office or agency of the Borrower in the continental United States as the Borrower may designate by notice in writing to the Holder) at any time during usual business hours, together with notice in writing that the Holder wishes to convert a portion or all of this Note, which notice shall also state the name(s) (with addresses) and denominations in which the certificate(s) for Common Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which this Note shall have been surrendered and such notice shall have been received, and at such time (the “Voluntary Conversion Date”) the rights of the Holder with respect to the principal amount of the Note converted shall cease and the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate(s). As soon as practicable after the Voluntary Conversion Date, the Borrower shall deliver to, or as directed by, the Holder, certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the Holder shall have specified, together with cash as provided in Section 8 in respect of any fraction of a share of such stock otherwise issuable upon such conversion. The Borrower shall also make payment to the Holder of accrued interest to the date of conversion on the portion of the Note converted in accordance with the manner of payment provisions of Section 1 of this Note. In each case of conversion of this Note in part only, the Borrower shall receive and hold this Note as a fiduciary agent of the Holder, shall endorse on this Note the date and amount of this Note so converted, and such amount shall be deemed no longer outstanding. Upon such endorsement, the Borrower shall promptly return this Note to the Holder.

INNOVATIVE DESIGNS, INC.

(b)	At any time after the date hereof the Borrower shall be entitled, after giving 15 days prior written notice to the Holder of its intent to prepay all or any portion of this Note and receipt of notice from the Holder within such 15 days that he declines to accept prepayment, to compel the conversion of this Note or such portion into fully paid and nonassessable shares of Common Stock at the ratio and (to the extent not inconsistent with the provisions of this subsection (b)) in the manner set forth in subsection (a) of this Section 6. In the event the Holder shall fail to surrender this Note together with a written notice stating the names (with addresses) and denominations in which the certificate(s) for Common Stock shall be issued (including instructions for delivery) on or before the tenth day after the date of the Prepayment Notice, this Note shall be deemed to have been surrendered for conversion on such date. The earlier of the date this Note and said written notice are surrendered or such tenth day after the date of the Prepayment Notice shall be referred to for purposes of this Note as the “Mandatory Conversion Date.” Such conversion shall be deemed to have been effected as of the close of business on the Mandatory Conversion Date, and at such time the rights of the Holder shall cease and (i) the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued upon such conversion, or (ii) in the event the Holder has failed to surrender this Note and the written notice as provided, the Holder, shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate(s). As soon as practicable after the Mandatory Conversion Date (but in no event more than fifteen Business Days), the Borrower shall deliver to the Holder, or as directed by the Holder if such be the case, certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in the name of the Holder or, if such be the case, in such name or names and in such denomination or denominations as the Holder shall have specified, together with cash as provided in Section 8 in respect of any fraction of a share of such stock otherwise issuable upon such conversion. The Borrower shall also make payment to the Holder of accrued interest to the date of conversion on the converted Note in accordance with the manner of payment provisions of Section 1 of this Note.

7.       Adjustment Provisions. In order to prevent dilution of and to the conversion rights of the Holder hereunder, the number of shares of Common Stock to be issued by the Borrower upon conversion hereof shall be subject to adjustment from time to time as provided in this Section 7. For purposes of this Section 7, the term “Common Stock” shall mean the Common Stock and any other class of stock ranking on parity with such stock.

(a)       Subdivisions and Combinations. In the event the Borrower shall at any time subdivide (by any stock split, stock dividend or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares of such stock, the Conversion Price shall be proportionately decreased. Conversely, in the event the outstanding shares of one or more classes of Common Stock shall at any time be combined into a smaller number of shares (by reverse stock split or otherwise), the Conversion Price shall be proportionately increased. In the case of any stock dividend described in this subsection (b), the adjustment to be made shall be made as of the time immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend; provided, however, that if such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed, such adjustment shall be cancelled as of the close of business on such record date and, thereafter, the Conversion Price shall be adjusted pursuant to this subsection (b) as of the time of actual payment of such dividend. In the case of any subdivision (other than a stock dividend) or combination described in this subsection (a), the adjustment to be made pursuant hereto shall be made as of the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

(b)       Organic Changes, Etc. If any capital reorganization or reclassification of the capital stock of the Borrower (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by dividend or other distribution or by reason of a subdivision or combination), or any consolidation or merger of the Borrower with or into another Borrower, or any sale of all or substantially all of the Borrower’s property and assets to any person, firm or Borrower (collectively, any “Organic Change”) shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition to such Organic Change, lawful and adequate provision shall be made whereby the Holders shall thereafter have the right to acquire and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Borrower immediately theretofore acquirable and receivable (directly or upon subsequent conversion,

INNOVATIVE DESIGNS, INC.

assuming unrestricted convertibility) upon the conversion of this Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore acquirable and receivable (directly or upon subsequent conversion, assuming unrestricted convertibility) upon conversion of this Note had such Organic Change not taken place (except that the terms of the parenthetical provision at the end of the next sentence shall be applied in determining the number of shares of Common Stock immediately theretofore acquirable and receivable). In any such case, appropriate provision shall be made with respect to the Holder’s rights and interests to the end that the provisions contained in this Note (including without limitation provisions for adjustments of the number of shares of Common Stock acquirable and receivable upon the exercise of the conversion rights granted herein) shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of this Note (including, in the case of any such consolidation, merger or sale in which the successor Borrower or purchasing entity is other than the Borrower, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of this Note). In the event of a merger or consolidation of the Borrower with or into another Borrower or the sale of all or substantially all of the Borrower’s property and assets to another Borrower as a result of which a number of shares of common stock of the surviving or purchasing Borrower greater or lesser than the number of shares of Common Stock of the Borrower outstanding immediately prior to such merger, consolidation or sale are issuable to holders of Common Stock, the aggregate number of shares of Common Stock into which this Note was convertible in effect immediately prior to such merger, consolidation or sale shall be adjusted as though there were a subdivision or combination of the outstanding shares of Common Stock. The provisions of this subsection (b) shall similarly apply to successive Organic Changes.

8.       Fractional Interests. The Borrower shall not be required to issue any fractional shares of Common Stock on the conversion of this Note. If any fraction of a share of Common Stock except for the provisions of this Section would be issuable upon conversion of this Note, the Borrower shall purchase such fraction for an amount in cash equal to the current market price of such fraction on the last Business Day prior to conversion.

9.       Voting. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Borrower or any other matter.

10.       Notices.

(a)       Any notice pursuant to this Note to be given or made by the Holder to or upon the Borrower shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Borrower to the Holder) as follows:

Sol & Waxman Foundation

3240 Sterlingshire Drive

Las Vegas, NV 89146

Attention: Jeffries Stone, Trustee

(b)       Any notice pursuant to this Note to be given or made by the Borrower to or upon the Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Borrower) to the address of the Holder set forth above.

11.       Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

12.       Modification and Waiver. No modification or waiver of neither any provision of this Note, nor any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by the Holder and then such modification or waiver shall be effective only in the specific instance for the specific purpose given.

IN WITTNESS HEREOF, intending to be legally bound the undersigned has set his hand and seal as of the first date written above.

By:
Joseph Riccelli, Chief Executive Officer